                                                                    EXHIBIT 10.1


                   EMPRESS CASINO JOLIET SETTLEMENT AGREEMENT

        This Empress Casino Joliet Settlement Agreement (the "Agreement") is entered into between the Illinois Gaming Board ("Gaming Board"), Horseshoe Gaming Holding Corp. ("HGHC"), HGHC's wholly-owned subsidiary Empress Casino Joliet Corporation ("Empress") and Jack Binion ("Binion") effective as of the date of execution by all parties (the "Effective Date").

        WHEREAS on June 30, 2000 the Gaming Board, pursuant to Sections 5(b)(1), 7(a) and 7(g) of the Riverboat Gambling Act (the "Act") and Board Rule 3000.236, made an initial decision to deny Empress's application for renewal of its owner's license (the "Initial Finding") based upon the Gaming Board's preliminary findings that Jack Binion and Empress failed to establish by clear and convincing evidence that they met the standards set forth under Sections 7(a), 7(b) and 7(g) of the Act and the Board Rules.

        WHEREAS on July 19, 2000 the Gaming Board timely filed its formal Notice of Denial denying Empress's application for renewal of its owner's license and alleging certain grounds as the basis for denial.

        WHEREAS on July 26, 2000 Empress, pursuant to Board Rule 3000.405, timely filed its verified Request for Hearing in which it denied each of the allegations in the Notice of Denial and asserted defenses to those allegations.

        WHEREAS on August 1, 2000 Gaming Board Chairman Gregory C. Jones granted Empress's Request for Hearing and appointed an Administrative Law Judge to conduct such a hearing.

        WHEREAS the proceeding before the Administrative Law Judge will provide HGHC, Empress, Binion and the Gaming Board with an opportunity to establish a complete and accurate evidentiary record based on testimony given under oath or affirmation and subject to cross-examination regarding the allegations cited in the Gaming Board's Initial Finding and Notice of Denial (the "Hearing").

        WHEREAS only after the Administrative Law Judge hears the evidence, makes an adjudication and transmits its findings to the Gaming Board, and only if the Gaming Board then adopts those findings or otherwise takes final action does the action of the Gaming Board carry the force of law and become appealable in the courts.

        WHEREAS the Gaming Board, HGHC, Empress and Binion mutually desire to avoid the expense and risk of protracted litigation.



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        NOW THEREFORE, in consideration of the foregoing premises (which constitute an integral part of this Agreement) and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Gaming Board, HGHC, Empress and Binion hereby agree as follows:

                                      TERMS

        1. By entering into this Agreement, HGHC, Empress and Binion are making no admissions regarding the accuracy or truthfulness of the allegations of the Gaming Board's Initial Finding and Notice of Denial and are herein specifically denying those allegations.

        2. Not later than thirty (30) days following the Effective Date, HGHC shall engage an independent, nationally-recognized investment banking firm to arrange for the sale of HGHC's ownership interest in Empress, subject to the Gaming Board's approval of the proposed transaction and the prospective purchaser of Empress ("Prospective Purchaser"). If HGHC does not enter into an enforceable and definitive agreement to sell its ownership interest in Empress within one hundred fifty (150) days of the Effective Date of this Agreement, HGHC will cause Empress to establish a five (5) person Board of Directors (the "New Empress Board") comprised of no more than two (2) non-independent directors (the "Non-Independent Directors") selected by HGHC and at least three (3) outside independent directors (the "Independent Directors"), each of which Non-Independent and Independent Director must be approved by the Gaming Board as provided below. Within ninety (90) days of the Effective Date, HGHC and Binion will submit the names of at least two (2) proposed Non-Independent Directors and the names of at least three (3) proposed Independent Directors for the Gaming Board's approval. If the Gaming Board does not approve one or more of the persons submitted by HGHC and Binion to be Non-Independent or Independent Directors, the Gaming Board will notify HGHC and Binion in writing of such disapproval ("Notice of Disapproval"). Within fourteen (14) days of receiving a Notice of Disapproval from the Gaming Board, HGHC and Binion will submit the names of other proposed Non-Independent Directors or Independent Directors, as the case may be, for the Gaming Board's approval. This process will continue until the Gaming Board approves no more than two (2) Non-Independent Directors and at least three (3) Independent Directors. Pursuant to Board Rules 220 and 223, HGHC will reimburse the Gaming Board for the cost of the Gaming Board's investigation of the prospective Non-Independent and Independent Directors. If a New Empress Board is established pursuant to this Agreement, the persons who comprise the Board of Directors for Empress at the time that the New Empress Board is established will be immediately relieved of their duties and will have no further responsibilities relating to the management or operation of Empress, unless such person(s) has been approved as a Non-Independent Director as provided for herein.

        3. The New Empress Board established in accordance with this Agreement will discharge its responsibilities and duties in accordance with the Memorandum of Understanding entered into between the Gaming Board, on the one hand, and HGHC, Empress and Binion, on the other hand. If a Trustee is appointed pursuant to paragraph 9 of this Agreement, the Board of Directors shall consult with that Trustee regarding any decisions that may affect or impact the sale of HGHC's ownership interest in Empress. An executed copy of the Memorandum of Understanding is attached hereto as Exhibit A and is expressly incorporated in this Agreement by reference herein.


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

        4. Notwithstanding any other provision contained in this Agreement, no later than ninety (90) days from the Effective Date of this Agreement or upon the closing of HGHC's sale of Empress, whichever should occur first, Binion shall: (a) notify the Gaming Board in writing that he is withdrawing his request to be approved as a Key Person under the Act ("Notice of Withdrawal"); (b) cease to exercise, either directly or indirectly, at the HGHC parent level or otherwise, any control over the management or operation of the day to day activities of Empress; (c) cease to receive any direct form of compensation or dividends from the operation of the Empress; (d) cease to serve as a director, officer, employee or consultant to Empress; and (e) until HGHC's corporate offices are relocated from the Empress premises, which relocation shall take place no more than one hundred twenty (120) days from the Effective Date, Binion shall use or otherwise occupy HGHC's corporate offices at Empress only to perform services that are related to HGHC's ownership interest in non-Illinois casinos.

        Moreover, by entering into this Agreement, Binion hereby agrees that he will not apply for licensure under the Act in the future nor will he put himself in a position in the future whereby he will be subject to being approved by the Gaming Board under the Act. None of the terms of this agreement shall have any effect upon or application to any proceeds or benefits from the sale of Empress flowing to HGHC or Binion.

        5. Notwithstanding any other provision in this Agreement, Binion may, from the Effective Date to the Divestiture Date, as defined in paragraph 8 of this Agreement, continue to perform services for HGHC that are directly related to assisting the sale of HGHC's interest in Empress.

        6. Upon Binion's submission of his Notice of Withdrawal to the Gaming Board, Empress shall withdraw as moot that portion of its Request for Hearing that relates to Binion ("Empress's Withdrawal"). Upon receipt of the Notice of Withdrawal and Empress's Withdrawal, the Gaming Board shall acknowledge by an of-record resolution that the Gaming Board accepts said Notice of Withdrawal and Empress's Withdrawal and that, as a result, the Gaming Board's Initial Finding as to Binion only has become moot and without legal or practical significance for the purposes of licensing in Illinois.

        7. If HGHC enters into an enforceable and definitive agreement to sell Empress within 150 days from the Effective Date, but no closing of such sale occurs within 150 days from the Effective Date, the "Current Management" of Empress (defined herein to include all current personnel responsible for operating and managing Empress, except Binion) may, in the sole and absolute discretion of the Gaming Board, remain in place and continue to manage and operate Empress until the closing of such sale or January 31, 2002, whichever occurs first. If the Gaming Board determines at any time after 150 days from the Effective Date that the Current Management of Empress requires the oversight of a Board of Directors other than the Board then in place, upon the order of the Gaming Board, HGHC will cause Empress to establish the New Empress Board. Notwithstanding any other provision of this paragraph, the Gaming Board, in its sole and absolute discretion, may permit the Current Management to remain in place beyond January 31, 2002.


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

        8. By not later than January 31, 2002 (the "Divestiture Date"), HGHC will divest its ownership interest in Empress to a party or parties who, in the Gaming Board's sole and absolute discretion, meet the suitability requirements and all other requirements for licensure under the Act and the Board Rules. Notwithstanding the foregoing sentence of this paragraph, the Gaming Board, in its sole and absolute discretion, may extend the Divestiture Date. The Gaming Board shall make every reasonable effort to expedite the process of investigating and determining the suitability of the Prospective Purchaser. If the investigation of the controlling shareholders (as defined by the by-laws of the Prospective Purchaser) and Key Persons, as that term is defined in the Act and Board Rules, of the Prospective Purchaser has not been completed by the Divestiture Date, the Divestiture Date shall be extended until the investigation of the controlling shareholders and Key Persons has been completed by the Gaming Board.

        9. In the event that HGHC fails to divest its ownership interest in Empress by the Divestiture Date, and the Gaming Board does not extend the Divestiture Date as provided for in paragraph 8 of this Agreement, HGHC will immediately place its ownership interest in Empress in a trust to be sold by a trustee to be appointed and approved solely by the Gaming Board (the "Trustee"). The Gaming Board shall choose as Trustee a person who is either a partner in a "Big Six" accounting firm and has experience in the gaming industry or who is a managing director in a nationally recognized investment banking firm and who has experience in the gaming industry. The Trustee appointed by and approved by the Gaming Board shall be invested with the sole authority to execute the sale of HGHC's ownership interest in Empress. The Trustee shall raise to the then current Board of Directors of Empress any concerns he/she may have regarding the operation of Empress that may affect the sale of HGHC's ownership interest in Empress. If within one (1) year of the appointment of the Trustee, the Trustee is unable to enter into an enforceable and definitive agreement to sell HGHC's ownership interest n Empress, the Gaming Board may, at its sole and absolute discretion, recover and otherwise dispose of the license previously issued to Empress in accordance with the Act and the Board rules.

        10. If a New Empress Board is established pursuant to this Agreement, said New Empress Board shall remain in place and continue to discharge its duties and responsibilities until the closing of the sale of HGHC's ownership interest in Empress or until recovery of the license by the Gaming Board as provided for herein. Notwithstanding the foregoing sentence of this paragraph, the Gaming Board retains its authority to seek the removal of any person from the New Empress Board if the Gaming Board determines that such person(s) is no longer suitable under the Act and/or the Board Rules.

        11. On or before one hundred and forty-five (145) days from the date of this Agreement, Empress shall deposit in escrow the amount of two million dollars ($2,000,000). If Empress has not timely produced a sales agreement within one hundred fifty (150) days, as required by paragraph 2 of this Agreement, that sum shall be forfeited to the Gaming Board as Liquidated Damages and Empress shall pay an additional sum of ten thousand dollars ($10,000) per day thereafter, unless and until said sales agreement has been produced or January 31, 2002, which ever is first to occur.


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

        12. HGHC, Empress and Binion hereby release the Gaming Board, each of its Members, its staff and its attorneys, agents and representatives from any and all legal, equitable, or other claims or causes of action which are now known or unknown as of the Effective Date including, but not limited to, claims arising out of the Gaming Board's approval of transfer of ownership on November 30, 1999, its Initial Finding or its Notice of Denial. The Gaming Board hereby releases HGHC, Empress and Binion, their attorneys, agents and representatives from any and all legal, equitable or other claims or causes of action that are based solely on facts of which the Gaming Board had actual knowledge as of July 19, 2000, when the Notice of Denial was issued.

        13. Notwithstanding the foregoing, the Gaming Board, HGHC, Empress and Binion reserve their rights to file an action or take other steps to enforce the terms of this Agreement, including bringing any disputes under this Agreement before the Administrative Law Judge, until his jurisdiction is ended pursuant to paragraph 16 of this Agreement.

        14. If HGHC, Empress, and Binion comply with the terms of this Agreement and the Gaming Board approves the sale of HGHC's ownership interest in Empress, said approval by the Gaming Board shall include an express order that the Initial Finding has no effect upon Empress' purchaser. Empress or Empress' successor in interest, pursuant to Board Rule 3000.237, shall consent to and receive a renewed license of one (1) year.

        15. Within seven (7) days of the Effective Date of this Agreement, the Gaming Board and Empress shall file an agreed motion asking the Administrative Law Judge to stay the Hearing for a period of one hundred fifty (150) days from the Effective Date. At the conclusion of the 150 day period contemplated herein, Empress and the Board will inform the Administrative Law Judge whether HGHC, Empress and Binion have abided to date with their respective obligations under this Agreement. If HGHC, Empress and Binion have complied to date with their respective obligations under this Agreement, Empress and the Board shall ask the Administrative Law Judge to continue the stay of the Hearing pending further action by either Empress or the Board. If either HGHC, Empress or Binion fail to comply with their respective obligations under this Agreement, the Gaming Board may, in addition to any other remedies available to it under applicable law, seek the entry by the Administrative Law Judge of an order dismissing Empress's Request For Hearing with prejudice. If, at an evidentiary hearing before the Administrative Law Judge, the Gaming Board demonstrates by clear and convincing evidence that, as a result of acts within HGHC, Empress and/or Binion's control, HGHC, Empress or Binion failed to comply with any material obligation under this Agreement including, but not limited to, (a) the obligation of HGHC and Binion to submit within ninety (90) days of the Effective Date the names of at least two (2) proposed Non-Independent Directors and the names of at least three (3) proposed Independent Directors for the Gaming Board's approval, (b) each of the obligations of Binion under paragraph 4 of this Agreement, (c) the obligation of HGHC to move its corporate offices out of the Empress premises within 120 days of the Effective Date pursuant to paragraph 4 of this Agreement, (d) the obligation of HGHC to cause Empress to establish the New Empress Board pursuant to paragraph 7 of this Agreement, (e) the obligation of HGHC to divest its ownership interest in Empress pursuant to paragraphs 8 and 9 of this Agreement and (f) the obligation of Empress to pay the sums set forth in paragraph 11 of this Agreement, HGHC, Empress and Binion hereby stipulate to, consent to and agree that the Administrative Law Judge may then dismiss Empress's Request For Hearing and the Gaming Board may enter a Final Order of Denial of Renewal without further hearing.

        16. Providing that Empress and Binion comply with their respective obligations under this Agreement, Empress, upon the closing of the sale of HGHC's ownership interest in Empress, as contemplated herein, shall seek leave from the Administrative Law Judge to withdraw the Request For Hearing it previously submitted. Upon Empress's withdrawal of its Request For Hearing, Empress and the Gaming Board shall file an agreed motion asking the Administrative Law Judge to recommend dismissal of the Hearing pending before him with prejudice and with each party bearing its own costs. Within fourteen
(14) days of the termination of the Hearing, the Gaming Board shall acknowledge by an of-record resolution that the Gaming Board accepts Empress's withdrawal of its Request For Hearing and that, as a result of the sale of HGHC's ownership interest in Empress, the Notice of Denial previously issued by the Gaming Board has become moot and is without legal or practical effect for licensing in Illinois.

        17. The parties hereto represent and warrant to, and agree with the others as follows:

            (a) Each party has received independent legal advice from its own attorneys with respect to the advisability of making the settlement provided for herein, and with respect to the advisability of executing this Agreement. Each party has contributed to the drafting of this Agreement and, therefore, the Agreement shall not be construed against either party.

            (b) No party (nor any agent, associate, representative, or attorney of or for any other party), has made any statement or representation to any other party regarding any fact relied upon by the other party in entering into this Agreement, and no party hereto relies upon any statement, representation or promise of any other party (or of any agent, associate, representative or attorney of or for any other party), in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

            (c) Each party, and its attorney, has made such investigation of the facts pertaining to this settlement and this Agreement, and has all information with respect to all the matters pertaining thereto, as he, she or it deems necessary to make a final and binding decision to execute this Agreement and abide by the provisions herein.

            (d) This Agreement has been carefully read by all parties, the contents hereof are known and understood by all parties, and it is signed freely by each person or entity executing this Agreement, and each of the persons executing this Agreement on behalf of himself and/or the entity is empowered to do so.

            (e) The terms of this Agreement are contractual, not a mere recital, and are the result of negotiation among all the parties.

            (f) Each party hereto relies on the finality of this Agreement as a material factor inducing that party's execution of this Agreement, and the obligations assumed by this Agreement.


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

        18. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. No person or entity is, or is intended to be, a third-party beneficiary of this Agreement.

        19. This Agreement shall be deemed to have been executed and delivered within the State of Illinois, and the laws of the State of Illinois shall apply to the interpretation and enforcement of this Agreement without reference to the choice of law rules thereof.

        20. Each signatory to this Agreement hereby represents and warrants that he/she is authorized to act on behalf of the party or parties he/she purports to represent or upon whose behalf he/she purports to act.

        21. In any action to enforce this Agreement, the prevailing party in any proceeding shall be entitled to an award of interest, reasonable attorneys' fees and costs in connection with those proceedings.

        22. This Agreement may be signed in counterparts and delivered by facsimile, with each executed counterpart in a facsimile standing as an original.


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

ILLINOIS GAMING BOARD                          HORSESHOE GAMING HOLDING CORP.


/s/ Sergio Acosta                              /s/ Jack B. Binion
---------------------------------------        ---------------------------------
By: Sergio Acosta                              By: Jack Binion
Its: Administrator                             Its: President


Dated: January 31, 2001                        Dated: January 30, 2001


EMPRESS CASINO                                 /s/ W. J. Kunkle
JOLIET CORPORATION                             ---------------------------------
                                               By: William J. Kunkle
                                               Its: Attorney

                                               Dated: January 30, 2001


/s/ Roger P. Wagner                            JACK BINION
---------------------------------------
By: Roger Wagner
Its: President


Dated: January 30, 2001                        /s/ Jack B. Binion
                                               ---------------------------------
                                               By: Jack Binion


/s/ W. J. Kunkle                               Dated: January 30, 2001
---------------------------------------
By: William J. Kunkle
Its: Attorney


Dated: January 30, 2001                        /s/ W. J. Kunkle
                                               ---------------------------------
                                               By: William J. Kunkle
                                               Its: Attorney

                                               Dated: January 30, 2001


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

                                    EXHIBIT A

                           MEMORANDUM OF UNDERSTANDING

        The Illinois Gaming Board ("Gaming Board"), on the one hand, and Horseshoe Gaming Holding Corp. ("HGHC"), Empress Casino Joliet Corporation ("Empress") and Jack Binion ("Binion"), on the other hand, enter into this Memorandum Of Understanding regarding the responsibilities and duties of the new Board of Directors of Empress (the "New Empress Board"). This Memorandum shall remain in effect as long as the New Empress Board established under the Empress Casino Joliet Settlement Agreement (the "Agreement"), which is expressly incorporated in this Memorandum of Understanding by reference herein, remains in place.

        1. The New Empress Board established pursuant to the terms of the Agreement shall immediately assume and maintain complete and exclusive control of the management and operation of Empress Joliet for as long as said New Empress Board remains in place. The New Empress Board, at its sole and absolute discretion, may retain all or a portion of the Current Management, as that term is defined in the Agreement. Under no circumstances, however, shall the New Empress Board seek to enlist the services of Binion or otherwise consult Binion with regard to the management and operation of the Empress Casino Joliet.

        2. The New Empress Board will establish Audit, Compliance and Transaction Committees, made up of Board Members, which will oversee and assure the integrity of Empress's financial statements, regulatory compliance and the fairness of any transaction between Empress and HGHC or between Empress and any third-party contractor.

            A. Audit Committee. The Audit Committee will have the oversight responsibility to ensure the integrity of Empress's financial statements. The majority of the Audit Committee will be composed of Independent Directors, as that term is defined in the Agreement. The Audit Committee will review the accounting policies of Empress and reports from Empress's outside auditors. It will approve the engagement of Empress's outside auditors.

            B. Compliance Committee. The Compliance Committee will have the responsibility for adopting a plan designed to ensure Empress's compliance with the Riverboat Gambling Act and the Adopted Rules of the Illinois Gaming Board and for supervising the personnel charged with implementing the compliance plan. The majority of the Compliance Committee will be composed of Independent Directors, as that term is defined in the Agreement.


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

            C. Transactions Committee. The majority of the Transactions Committee will be composed of Independent Directors, as that term is defined in the Agreement. The Transactions Committee shall be responsible for reviewing and approving the terms of any proposed contract, agreement or transaction, whether oral or written, between Empress or HGHC, on the one hand, and any person or entity, on the other hand, relating to the Empress Joliet Casino. The entire Empress Board shall approve or disapprove, as the case may be, any and all transactions to be entered into involving payments by Empress in excess of $25,000, individually or in the aggregate, and all professional contracts.

        3. The New Empress Board will have the sole and absolute authority to hire, fire and determine the compensation of the senior executives and officers of Empress, subject to the terms of any existing employment agreements between Empress and such senior executives and officers.

        4. The New Empress Board may use Empress's cash flow to service existing indebtedness of HGHC including any refinancing of that indebtedness. The New Empress Board will not authorize Empress to incur additional indebtedness except such indebtedness as the New Empress Board determines is needed in connection with Empress's business in Illinois.

        5. The New Empress Board may not distribute more than 45% of Empress's taxable income to its corporate parent in a tax distribution.

        6. The New Empress Board will not permit any officer or employee of Empress to also be an officer or employee of HGHC.


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

ILLINOIS GAMING BOARD                          HORSESHOE GAMING HOLDING CORP.


/s/ Sergio Acosta                              /s/ Jack B. Binion
----------------------------------------       ---------------------------------
By: Sergio Acosta                              By: Jack Binion
Its: Administrator                             Its: President


Dated: January 31, 2001                        Dated: January 30, 2001


EMPRESS CASINO                                 /s/ W. J. Kunkle
JOLIET CORPORATION                             ---------------------------------
                                               By: William J. Kunkle
                                               Its: Attorney

                                               Dated: January 30, 2001


/s/ Roger P. Wagner                            JACK BINION
------------------------------------
By: Roger Wagner
Its: President

Dated: January 30, 2001                        /s/ Jack B. Binion
                                               ---------------------------------
                                               By: Jack Binion


/s/ W. J. Kunkle                               Dated: January 30, 2001
------------------------------------
By: William J. Kunkle
Its: Attorney


Dated: January 30, 2001                        /s/ W. J. Kunkle
                                               ---------------------------------
                                               By: William J. Kunkle
                                               Its: Attorney

                                               Dated: January 30, 2001


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